Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Robert A. Kauffman and Arthur E. Chandler, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission a Registration Statement on Form S-8 or Registration Statement on Form S-3 (each, a “Registration Statement”), and any and all amendments, supplements and post-effective amendments to the Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

/s/ BARBARA A. AUSTELL
Name: Barbara A. Austell
Director

/s/ W. THACHER BROWN
Name: W. Thacher Brown
Director

/s/ MICHAEL L. BROWNE
Name: Michael L. Browne
Director

/s/ G. LAWRENCE BUHL
Name: G. Lawrence Buhl
Director

/s/ MIRIAN M. GRADDICK- WEIR
Name: Mirian M. Graddick- Weir
Director

/s/ JERRY S. ROSENBLOOM
Name: Jerry S. Rosenbloom
Director

/s/ WILLIAM W. SCRANTON III
Name: William W. Scranton III
Director

/s/ WILLIAM E. STORTS
Name: William E. Storts
Director